Exhibit No. (3)a
                                   RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                          KIMBERLY-CLARK CORPORATION








                                 JUNE 12, 1997

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                          KIMBERLY-CLARK CORPORATION

     The date of filing of the original certificate of incorporation of this Corporation with the Secretary of State was June 29, 1928.

                                   ARTICLE I

     The  name  of  this  Corporation  is  KIMBERLY-CLARK  CORPORATION.

                                  ARTICLE II

     Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation shall possess and may exercise all powers and privileges necessary or convenient to effect such purpose and all powers and privileges now or hereafter conferred by the laws of Delaware upon corporations formed under the General Corporation Law of Delaware.

                                  ARTICLE IV

     The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is one billion, two hundred and twenty million (1,220,000,000) shares which shall be divided into two classes as follows:

     (a) Twenty million (20,000,000) shares of Preferred Stock without par value; and

     (b) One billion, two hundred million (1,200,000,000) shares of Common Stock of the par value of One Dollar and Twenty-five Cents ($1.25) per share.

                                   ARTICLE V

     A statement of the voting powers and of the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of each class of stock of the Corporation, is as follows:

     (1)  In  General

     No holders of shares of this Corporation of any class, or of bonds, debentures or other securities convertible into stock of any class, shall be entitled as of right to subscribe for, purchase, or receive any stock of any class whether now or hereafter authorized, or any bonds, debentures or other securities whether now or hereafter authorized, convertible into stock of any class, or any stock into which said bonds, debentures or other securities may be convertible, and all such additional shares of stock, debentures or other securities, together with the stock into which the same may be converted, may be issued and disposed of by the Board of Directors to such persons and on such terms and for such consideration (as far as may be permitted by law) as the Board of Directors in their absolute discretion may deem advisable.

     All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of this Certificate of Incorporation.

     (2)  Preferred  Stock

     The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is also expressly authorized to fix: the consideration for which the shares of such series are to be issued; the number of shares constituting such series; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the voting rights, if any, to be provided for shares of such series; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the Corporation and the terms and conditions, including price and rate of exchange, of such conversion or exchange; the redemption price or prices and other terms of redemption, if any, for shares of such series; and any and all other preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof pertaining to shares of such series.

     (3)  Common  Stock

     (a) Subject to preferences and rights to which holders of stock other than the Common Stock may have become entitled by resolution or resolutions of the Board of Directors as hereinbefore provided, such dividends (payable in cash, stock, or otherwise) as may be determined by the Board of Directors may be declared and paid out of funds legally available therefor upon the Common Stock from time to time.

     (b) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Common Stock shall be entitled to share ratably in all assets available for distribution to the shareholders, subject to preferences and rights to which the holders of stock other than the Common Stock may have become entitled by resolution or resolutions of the Board of Directors as hereinbefore provided.

     (c) The holders of Common Stock shall be entitled to one vote for each of the shares held by them of record at the time for determining holders thereof entitled to vote.

     (4)  Series  A  Junior  Participating  Preferred  Stock

     Pursuant to authority conferred by this Article V upon the Board of Directors of the Corporation, the Board of Directors created a series of 2,000,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock by filing an Amended Certificate of Designations of the Corporation with the Secretary of State of the State of Delaware on July 12, 1995, and the voting powers, designations, preferences and relative, participating and other special rights, and the qualifications, limitations and restrictions thereof, of the Series A Junior Participating Preferred Stock of the Corporation are as set forth in Annex 1 hereto and are incorporated herein by reference.

                                  ARTICLE VI

     (1) The following corporate action shall require the approval, given at a stockholders' meeting or by consent in writing, of the holders of at least two-thirds of the stock issued and outstanding and entitled to vote thereon:

     (a)  the  dissolution  of  the  Corporation,  or

     (b) the sale, lease, exchange or conveyance of all or substantially all of the property and assets of the Corporation, or

     (c) the adoption of an agreement of merger or consolidation, but no stockholder approval shall be required for any merger or consolidation which, under the Laws of Delaware, need not be approved by the stockholders of the Corporation.

     (2) The number of authorized shares of any class or classes of stock may be increased or decreased by the approval of the holders of a majority of all of the stock of the Corporation entitled to vote thereon, except to the extent that, in the resolution or resolutions providing for the issuance of a class or series of stock, the Board of Directors shall specify that approval of the holders of one or more classes or series of stock shall be required to increase or decrease the number of authorized shares of one or more classes or series of stock.

     (3) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders, except for stockholder approvals required by Section (1) of this Article VI.

     (4) Meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors, by the Chairman of the Board, or by the Chief Executive Officer.

                                  ARTICLE VII

     The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

                                 ARTICLE VIII

     (1) Power of the Board of Directors. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

     (a)  to  make,  alter,  amend  or  repeal the By-Laws of the Corporation;
provided, however, that no By-Laws hereafter adopted shall invalidate any prior act of the Directors that would have been valid if such By-Laws had not been adopted;

     (b) to determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to direct the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for, Board meetings, as well as quorum and voting requirements (except as otherwise provided in this Certificate of Incorporation) for, and the manner of taking, Board action; and

     (c) to exercise all such powers and do all such acts as may be exercised by the Corporation, subject to the provisions of the laws of the State of Delaware, this Certificate of Incorporation, and any By-Laws of the Corporation.

     (2) Number of Directors. The number of Directors constituting the entire Board of Directors shall be not less than 11 nor more than 25. The specific number of Directors constituting the entire Board of Directors shall be as authorized from time to time exclusively by the affirmative vote of a majority of the entire Board of Directors. As used in this Certificate of Incorporation, the term "entire Board of Directors" means the total authorized number of Directors that the Corporation would have if there were no vacancies.

     (3) Classified Board. At the 1986 Annual Meeting of Stockholders, the Directors shall be divided into three classes, with respect to the time that they severally hold office, as nearly equal in number as possible, with the initial term of office of the first class of Directors to expire at the 1987 Annual Meeting of Stockholders, the initial term of office of the second class of Directors to expire at the 1988 Annual Meeting of Stockholders and the initial term of office of the third class of Directors to expire at the 1989 Annual Meeting of Stockholders. Commencing with the 1987 Annual Meeting of Stockholders, Directors elected to succeed those Directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election, and upon the election and qualification of their successors. A person elected as a Director shall be deemed a Director as of the time of such election. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, an equal number of Directors in each class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of Directors in any two classes shall not exceed one.

     (4) Nominations. Subject to the rights of holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, nominations for the election of Directors may be made by the affirmative vote of a majority of the entire Board of Directors or by any stockholder of record entitled to vote generally in the election of Directors. However, any stockholder of record entitled to vote generally in the election of Directors may nominate one or more persons for election as Directors at a meeting only if a written notice of such stockholder's intent to make such nomination or nominations, meeting the requirements described below, has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation, and received by the Corporation, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice to the Secretary shall set forth: (i) the name and address of record of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a Director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     (5) Vacancies. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board of Directors for any reason and any newly created Directorships resulting by reason of any increase in the number of Directors may, if occurring prior to the expiration of the term of office of the class in which such vacancy or increase occurs, be filled only by the Board of Directors, acting by the affirmative vote of a majority of the remaining Directors then in office, although less than a quorum, and any Directors so elected shall hold office until the next election of the class for which such Directors have been elected and until their successors are elected and qualified.

     (6) Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, (i) any Director, or the entire Board of Directors, may be removed from office at any time prior to the expiration of his or their term of office, but only for cause and only by the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, and (ii) any Director may be removed from office by the affirmative vote of a majority of the entire Board of Directors, at any time prior to the expiration of his term of office, but only for cause.

                                  ARTICLE IX

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE X

     (1) Certain Definitions. For the purposes of this Article X and the second proviso of Article XI:

A.  "Business  Combination"  means:

     (i) any merger or consolidation of the Corporation or any Subsidiary with
(a) an Interested Stockholder or (b) any other Person (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with, or proposed by or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of not less than one percent (1%) of the total assets of the Corporation as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

(iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to, or proposed by or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of not less than one percent (1%) of the total assets of the Corporation as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

(iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or any spin-off or split-up of any kind of the Corporation or any Subsidiary, proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder; or

(v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (a) any class of equity securities of the Corporation or any Subsidiary or (b) any class of securities of the Corporation or any Subsidiary convertible into equity securities of the Corporation or any Subsidiary, represented by securities of such class which are directly or indirectly owned by an Interested Stockholder and all of its Affiliates and Associates; or

(vi) any agreement, contract or other arrangement providing for any one or more of the actions specified in clauses (i) through (v) of this Section (1)A.

     B. "Affiliate" or "Associate" have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on January 1, 1986.

     C. "Beneficial Owner" has the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on January 1, 1986.

     D. "Continuing Director" means: (i) any member of the Board of Directors of the Corporation who (a) is neither the Interested Stockholder involved in the Business Combination as to which a vote of Continuing Directors is provided hereunder, nor an Affiliate, Associate, employee, agent, or nominee of such Interested Stockholder, or the relative of any of the foregoing, and
(b) was a member of the Board of Directors of the Corporation prior to the time that such Interested Stockholder became an Interested Stockholder; and
(ii) any successor of a Continuing Director described in clause (i) who is recommended or elected to succeed a Continuing Director by the affirmative vote of a majority of Continuing Directors then on the Board of Directors of the Corporation.

     E. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not reported on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar interdealer quotation system then in use, or, if no such quotation is available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

     F. "Interested Stockholder" means any Person (other than the Corporation or any Subsidiary, any employee benefit plan maintained by the Company or any Subsidiary or any trustee or fiduciary with respect to any such plan when acting in such capacity) who or which:

     (i) is, or was at any time within the two-year period immediately prior to the date in question, the Beneficial Owner of five percent (5%) or more of the voting power of the then outstanding Voting Stock of the Corporation; or

     (ii) is an assignee of, or has otherwise succeeded to, any shares of Voting Stock of the Corporation of which an Interested Stockholder was the Beneficial Owner at any time within the two-year period immediately prior to the date in question, if such assignment or succession shall have occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act of 1933, as amended.

     For the purpose of determining whether a Person is an Interested Stockholder, the outstanding Voting Stock of the Corporation shall include unissued shares of Voting Stock of the Corporation of which the Interested Stockholder is the Beneficial Owner but shall not include any other shares of Voting Stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Interested Stockholder.

     G. A "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act.

     H. "Subsidiary" means any corporation of which the Corporation owns, directly or indirectly, (i) a majority of the outstanding shares of equity securities of such corporation, or (ii) shares having a majority of the voting power represented by all of the outstanding shares of Voting Stock of such corporation. For the purpose of determining whether a corporation is a Subsidiary, the outstanding Voting Stock and shares of equity securities thereof shall include unissued shares of which the Corporation is the Beneficial Owner but shall not include any other shares of Voting Stock of the corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the corporation.

     I. "Voting Stock" means outstanding shares of capital stock of the relevant corporation entitled to vote generally in the election of Directors.

     (2) Higher Vote for Business Combinations. In addition to any affirmative vote required by law or by this Certificate of Incorporation, and except as otherwise expressly provided in Section (3) of this Article, any Business Combination shall require the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of the then outstanding shares of the Voting Stock of the Corporation, voting together as a single class, voting at a stockholders' meeting and not by consent in writing. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

     (3) When Higher Vote Is Not Required. The provisions of Section (2) of this Article shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, of the stockholders as is required by law and any other provision of this Certificate of Incorporation, if the conditions specified in either of the following paragraphs A and B are met.

     A. Approval by Continuing Directors. The Business Combination shall have been approved by the affirmative vote of a majority of the Continuing Directors, even if the Continuing Directors do not constitute a quorum of the entire Board of Directors.

     B. Form of Consideration, Price and Procedure Requirements. All of the following conditions shall have been met:

     (i) With respect to each share of each class of Voting Stock of the Corporation (including Common Stock), the holder thereof shall be entitled to receive on or before the date of the consummation of the Business Combination (the "Consummation Date"), consideration, in the form specified in subsection
(3)(B)(ii) hereof, with an aggregate Fair Market Value as of the Consummation Date at least equal to the highest of the following:

     (a) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder to which the Business Combination relates, or by any Affiliate or Associate of such Interested Stockholder, for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

     (b) the Fair Market Value per share of such class of Voting Stock of the Corporation on the Announcement Date; and

     (c) the highest preferential amount per share, if any, to which the holders of shares of such class of Voting Stock of the Corporation are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

     (ii) The consideration to be received by holders of a particular class of outstanding Voting Stock of the Corporation (including Common Stock) as described in subsection (3)(B)(i) hereof shall be in cash or if the consideration previously paid by or on behalf of the Interested Stockholder in connection with its acquisition of beneficial ownership of shares of such class of Voting Stock consisted in whole or in part of consideration other than cash, then in the same form as such consideration. If such payment for shares of any class of Voting Stock of the Corporation has been made in varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the beneficial ownership of the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder.

     (iii) After such Interested Stockholder has become an Interested Stockholder and prior to the Consummation Date: (a) except as approved by the affirmative vote of a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock of the Corporation, if any; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock of the Corporation (except as necessary to reflect any subdivision of the Common Stock), except as approved by the affirmative vote of a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by the affirmative vote of a majority of the Continuing Directors; and (c) such Interested Stockholder shall not have become the Beneficial Owner of any additional shares of Voting Stock of the Corporation except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

     (iv) After such Interested Stockholder has become an Interested Stockholder, neither such Interested Stockholder nor any Affiliate or Associate thereof shall have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation.

     (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Exchange Act and the General Rules and Regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to the stockholders of the Corporation at least 45 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions thereof).

     (4)  Powers  of  Continuing  Directors.  A  majority  of  the  Continuing
Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article, including, without limitation, (A) whether a Person is an Interested Stockholder, (B) the number of shares of Voting Stock of the Corporation beneficially owned by any Person, (C) whether a Person is an Affiliate or Associate of another, (D) whether the requirements of paragraph B of Section (3) have been met with respect to any Business Combination, and (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of not less than one percent (1%) of the total assets of the Corporation as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; and the good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article.

(5)          No  Effect  on  Fiduciary  Obligations.

     A. Nothing contained in this Article shall be construed to relieve the members of the Board of Directors or an Interested Stockholder from any fiduciary obligation imposed by law.

     B. The fact that any Business Combination complies with the provisions of Section (3) of this Article shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

     (6) Effect on Other Provisions. The provisions of this Article X are in addition to, and shall not alter or amend, the provisions of Section (1) of
Article  VI  of  this  Certificate  of  Incorporation.

                                  ARTICLE XI

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power; provided that, notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of Delaware, the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend, alter, change, repeal, or adopt any provision or provisions inconsistent with, Section (2) of
Article V, Sections (3) and (4) of Article VI, and Articles VIII and XI (except for the second proviso of this Article XI) of this Certificate of Incorporation unless such amendment, alteration, change, repeal or adoption of any inconsistent provision or provisions is declared advisable by the Board of Directors by the affirmative vote of at least seventy-five percent (75%) of the entire Board of Directors; and provided further that, notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of Delaware, the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of all the outstanding Voting Stock of the Corporation, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision or provisions inconsistent with, any provision of Article X or this proviso of this Article XI, unless such amendment, alteration, repeal, or adoption of any inconsistent provision or provisions is declared advisable by the Board of Directors by the affirmative vote of at least seventy-five percent (75%) of the entire Board of Directors and by a majority of the Continuing Directors.

                                  ARTICLE XII

     No Director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such Director as a Director. Notwithstanding the foregoing, a Director shall be liable to the extent provided by applicable law (i) for breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the Director derived an improper personal benefit. No amendment to or repeal of these provisions shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

                                                                       ANNEX 1

                                    AMENDED

                          CERTIFICATE OF DESIGNATIONS

                                      OF

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                      OF

                          KIMBERLY-CLARK CORPORATION

                        (PURSUANT TO SECTION 151 OF THE

                       DELAWARE GENERAL CORPORATION LAW)

     Kimberly-Clark Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that (i) a Certificate of Designations for the Series A Participating Preferred Stock of the Corporation (the "Preferred Stock") was filed with the Secretary of State of the State of Delaware on July 1, 1988, (ii) no shares of the Preferred Stock have been issued or are outstanding, and (iii) the Board of Directors of the Corporation adopted the following resolution amending in their entireties the voting powers, preferences and relative, participating, optional and other special rights of the Preferred Stock as the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on June 8, 1995:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby amends the provisions of the Series A Junior Participating Preferred Stock of the Corporation to state the designation and number of shares, and to fix the relative rights, preferences, and limitations thereof as follows:

     Series  A  Junior  Participating  Preferred  Stock:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 2,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     Section  2.  Dividends  and  Distributions.

     (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $1.25 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A
Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section  4.  Certain  Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

     (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

     (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

     (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made
(1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation. Merger. Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

     Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

     Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.



IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Vice President and Secretary this 12th day of July, 1995.




                                        /s/   DONALD M. CROOK
                                      ----------------------
                                      Name:   Donald M. Crook
                                      Title:  Vice  President  and  Secretary

                                CERTIFICATE OF
            INCREASE TO THE AMENDED CERTIFICATE OF DESIGNATIONS OF
                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                      OF

                          KIMBERLY-CLARK CORPORATION

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)

     Kimberly-Clark Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that (i) an Amended Certificate of Designations ("Certificate of Designations") for the Series A Junior Participating Preferred Stock of the Corporation (the "Series A Preferred Stock") was filed with the Secretary of State of the State of Delaware on July 12, 1995, and (ii) the Board of Directors of the Corporation (the "Board of Directors") has adopted the following resolution increasing the number of shares to which the Certificate of Designations applies in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of
Delaware:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation by Article V of its Restated Certificate of Incorporation, and in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation hereby authorizes and directs that the number of shares of Preferred Stock, without par value, of the Corporation authorized and designated as Series A Junior Participating Preferred Stock ("Series A
Preferred  Stock")  be  increased  from  2,000,000 shares to 6,000,000 shares.

                                     * * *

     IN WITNESS WHEREOF, this Certificate of Increase is executed on behalf of the Corporation by its Senior Vice President - Law and Government Affairs and attested by its Vice President and Secretary this 18th day of February, 2000.



                                 KIMBERLY-CLARK CORPORATION


                                 By:      /s/   O. George Everbach
                                 ------------------------------------------
                                         Name:  O. George Everbach
                                         Title: Senior Vice President -  Law
                                                and Government Affairs


                                 Attest:
                                 By:      /s/   Ronald D. Mc Cray
                                 -------------------------------------------
                                         Name:  Ronald D. Mc Cray
                                         Title: Vice President and Secretary